EXHIBIT A


                Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                          FAX
                                                          (212) 715-8000

                                                          ------

                                                          WRITER'S DIRECT NUMBER

                                                          (212) 715-9100




                              November 16, 1995


Guinness Flight Investment Funds, Inc.
201 South Lake Avenue, Suite 510
Pasadena, California  91101

Gentlemen:

          We act as counsel to the Guinness Flight Investment Funds, Inc., a Maryland corporation (the "Company"), in connection with the public offering of the Company's shares of capital stock, par value $.001 per share, and on various other securities and general corporate matters. We understand that, pursuant to Rule 24e-2 under the Investment Company Act of 1940, upon the effectiveness of Post-Effective Amendment No. 3 to its Registration Statement on Form N-1A covering 6,000,000 shares of the Guinness Flight China & Hong Kong Fund portfolio of the Company and 50,000 shares of the Guinness Flight Global Government Bond Fund portfolio of the Company (the shares of each portfolio of the Company being "Shares"), the Company will, in jurisdictions where the Company's Shares are qualified for sale, make a public offering of the Shares at prices calculated in the manner disclosed in the Company's current prospectus.

          We have reviewed, insofar as they relate or pertain to the Company, the Company's Registration Statements on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which the Shares will be sold (the "Registration Statements"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a valid and subsisting corporation of the State of Maryland, authorized to issue one billion shares of its capital stock, with a $.001 par value per share.

          2. Upon the effectiveness of Post-Effective Amendment No. 3 to its Registration Statement on Form N-1A covering the Shares and, assuming that the Shares will be issued and sold in accordance with the Company's Articles of Incorporation and Registration Statements and that the consideration to be received therefor is not less than the par value thereof, the Shares, when so issued, will be legally issued, fully paid, and non-assessable.

          3. No material events requiring disclosure in the Company's prospectus, other than those listed in paragraph (b)(1) of Rule 485 under the Securities Act of 1933, have occurred since the effective date of the Company's most recent Post-Effective Amendment, and Post-Effective Amendment No. 3 to the Company's Registration Statement can be properly filed under paragraph (b) of Rule 485.

          We consent to the inclusion of this opinion as an Exhibit to such Post-Effective Amendment No. 3 to the Company's Registration Statement and to the applications and registration statements filed in accordance with the securities laws of the jurisdictions in which the Shares are to be offered.

                              Very truly yours,

                              /s/  Kramer, Levin, Naftalis, Nessen, Kamin &
                              Frankel